UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 1, 2019

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 8.250% Series A Cumulative Redeemable	ARR-PA	New York Stock Exchange
Preferred Stock, 7.875% Series B Cumulative Redeemable	ARR-PB	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.	Other Events.

On July 1, 2019, ARMOUR Residential REIT, Inc. (“ARMOUR”) confirmed that a cash dividend rate of $0.17 per share will be payable to holders of ARMOUR common stock for the month of July 2019, as set forth below:

Holder of Record Date	Payment Date

July 15, 2019	July 29, 2019

As previously announced, ARMOUR Series A Preferred Stock has been called for redemption on July 26, 2019. ARMOUR confirmed on July 1, 2019 that a cash dividend rate of $0.171875 per share will be payable to holders of ARMOUR Series A Preferred Stock for the month of July 2019 as set forth below:

Holder of Record Date	Payment Date

July 15, 2019	July 29, 2019

Additionally, ARMOUR confirmed on July 1, 2019 that monthly cash dividend rates of $0.1640625 per share will be payable to holders of ARMOUR Series B Preferred Stock for each of the three months in the third quarter of 2019 as set forth below:

Holder of Record Date	Payment Date

July 15, 2019	July 29, 2019
August 15, 2019	August 27, 2019
September 15, 2019	September 27, 2019

A copy of ARMOUR's press release confirming the common stock and preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release confirming the July 2019 common stock dividend and Series A Preferred Stock dividend and Series B Preferred Stock dividends for Q3 2019, dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller